UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2011
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure.
On July 12, 2011, Northern Indiana Public Service Company (“Northern Indiana”) reached a settlement in principle with the Indiana Office of Utility Consumer Counselor, NLMK Indiana f/k/a Beta Steel Corporation and the Indiana Municipal Utilities Group resolving all issues pending before the Indiana Utility Regulatory Commission (“IURC”) in Northern Indiana’s electric rate case and filed notice thereof with the IURC. A Stipulation and Settlement Agreement which fully details the agreement of the parties is expected to be filed with the IURC next week. Northern Indiana is a wholly owned subsidiary of NiSource Inc. The full text of today’s filing (Cause No. 43969) will be available on the IURC’s Electronic Document System at https://myweb.in.gov/IURC/eds/.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.

(Registrant)

Date: July 12, 2011	By:	/s/ Robert E. Smith Robert E. Smith Vice President and Deputy General Counsel